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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) April 5, 1995


                                  HUBCO, INC.
               (Exact Name of Registrant as Specified in Charter)

                                   New Jersey
                 (State or Other Jurisdiction of Incorporation)

         1-10699                                          22-2405746
 (Commission File Number)                      (IRS Employer Identification No.)

               1000 MacArthur Boulevard, Mahwah, New Jersey 07430
                    (Address of principal executive offices)

                                 (201) 236-2640
              (Registrant's telephone number, including area code)

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Item 5. Other Events.

     On April 5, 1995, HUBCO, Inc. ("HUBCO") completed the previously announced merger of Jefferson National Bank ("Jefferson") into its wholly owned subsidiary, Hudson United Bank. The merger increases HUBCO's branch network to 49 locations in northern New Jersey. According to the terms of the merger agreement, shareholders of Jefferson will receive 2.844 shares of HUBCO's common stock for each share of Jefferson.

     On April 5, 1995, Jefferson released its year-end audited financial statements. Jefferson reported a net loss of $983,000 for the year ended December 31, 1994, which amounted to a net loss per share of $4.35. Jefferson also reported nonperforming assets of $7,174,000 as of December 31, 1994.

Item 7.  Exhibits.

         99.1      Press Release dated April 5, 1995

         99.2 Jefferson National Bank Financial Statements As Of December 31, 1994, 1993 and 1992 Together With Report Of Independent Public Accountants

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, HUBCO, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                     HUBCO, INC.

Dated : April 19, 1995                              By:  KENNETH T. NEILSON
                                                         -----------------------
                                                         Kenneth T. Neilson
                                                         President and Chief
                                                         Executive Officer


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                               INDEX TO EXHIBITS

99.1     Press Release, dated April 5, 1995

99.2     Jefferson National Bank Financial Statements As Of
         December 31, 1994, 1993 and 1992 Together With Report
         Of Independent Public Accountants